Exhibit A

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value of $0.0001 Per share, of Lynch Interactive Corporation and that this Agreement be included as an Exhibit to such joint filing.

     This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 21st day of January 2004.

Mario J. Gabelli


By/s/John Fikre
---------------
John Fikre
Attorney-in-Fact


 MJG-IV LIMITED PARTNERSHIP
GABELLI GROUP CAPITAL PARTNERS, INC.


By/s/James E. McKee
-------------------
James E. McKee
Attorney-in-Fact